UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

Licont, Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-177359	72-1621890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

316 California Avenue, Suite 890, Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

800-330-8314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As reported under Item 1.01 in a Current Report on Form 8-K dated October 27, 2014, the registrant entered into a promissory note, as amended, whereby it loaned $40,000 to Nick Canillas as part of the funding of a purchase by Mr. Canillas of 1,400,000 shares of registrant common stock from Trevor Robertson. On December 1, 2014, as part of the amendment of the terms of such stock purchase discussed below in Item 5.01, the registrant and Nick Canillas cancelled such promissory note and the $40,000 was returned to registrant. See exhibit 99.1.

Item 5.01	Changes in Control of Registrant.

As reported under Item 5.01 in a Current Report on Form 8-K dated October 27, 2014, Trevor Robertson sold 1,400,000 shares of registrant common stock to Nick Canillas pursuant to a stock purchase agreement, as amended, in a private transaction creating a change in control in registrant. On December 1, 2014, the parties entered into a further amendment to such agreement reducing the sale price from $55,000 to $15,000. See exhibit 99.2. This amendment does not alter the prior change in control.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Cancellation of Promissory Note
99.2	Amendment No. 2 to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

LICONT, CORP.

DATED: December 17, 2014	By:	/s/ Trevor Robertson
Trevor Robertson
Chief Executive Officer